EXHIBIT 10.1
AMENDMENT TO TIME SHARE AGREEMENT
     This Amendment to Time Share Agreement (this “Amendment”) between STEELCASE INC. (“Timesharer”) and JAMES P. HACKETT (“Timesharee”) is made this 18th day of May, 2009.
RECITALS
     WHEREAS, Timesharer and Timesharee entered into a certain Aircraft Time-Sharing Agreement dated December 15, 2005 (the “Time Share Agreement”) to allow Timesharee use of certain designated aircraft owned or leased by Timesharer; and
     WHEREAS, Timesharer and Timesharee now wish to amend the Time Share Agreement to change the definition of “Aircraft.”
     NOW THEREFORE, for and in consideration of the mutual promises set forth herein, and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties amend the Time Share Agreement as follows:
1.	All references to the “Aircraft” in the Time Share Agreement shall now mean that certain Falcon 900EX aircraft bearing Federal Aviation Administration Registration No. N375SC (to be changed to N377SC) and Manufacturer’s Serial No. 215 currently owned or leased by Timesharer.

2.	Except to the extent modified by this Amendment, the Time Share Agreement is hereby ratified and affirmed.
The parties have executed this Amendment as of the date set forth above.

TIMESHARER: STEELCASE INC.
By:	/s/ Gary P. Malburg
Gary P. Malburg
Vice President, Finance & Treasurer

TIMESHAREE:
/s/ James P. Hackett
James P. Hackett